UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                                                      [X]

Filed by a Party other than the Registrant                                                                                     [    ]

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[    ]           Preliminary Proxy Statement
[    ]           Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X]           Definitive Proxy Statement
[    ]           Definitive Additional Materials
[    ]           Soliciting Material Under §240.14a-12

EMERGING VISION, INC.
(Name of Registrant as Specified in its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMERGING VISION, INC.
100 Quentin Roosevelt Boulevard
Garden City, New York 11530

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 13, 2007

To the Shareholders of Emerging Vision, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Emerging Vision, Inc. will be held at the offices of Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, NY 11554, on December 13, 2007, at 9:00 a.m., local time, for the following purposes:

(1)
To elect three (3) Class I Directors to our Board of Directors, to fill the (3) vacancies that will be created by the expiration of the term of the Class I Directors, whose term expires at the meeting.

(2)	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on October 24, 2007 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

By Order of the Emerging Vision, Inc. Board of Directors /s/ Christopher G. Payan Christopher G. Payan Chief Executive Officer

Garden City, New York
November 21, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF EMERGING VISION, INC., AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

EMERGING VISION, INC.
100 Quentin Roosevelt Boulevard
Garden City, New York 11530
____________________

PROXY STATEMENT
____________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being mailed to all shareholders of record of Emerging Vision, Inc., at the close of business on October 24, 2007, in connection with the solicitation, by the Board of Directors, of proxies to be voted at the Annual Meeting of Shareholders, to be held at the offices of Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, NY 11554, on December 13, 2007, at 9:00 a.m., local time, or any adjournment(s) thereof.  The proxy and this proxy statement were first mailed to shareholders on or about November 26, 2007.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i)  FOR the election, to our Board of Directors, of those nominees named in the proxy, and

The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The Board has fixed the close of business on October 24, 2007 as the record date for the determination of shareholders entitled to notice of the Annual Meeting, and only holders of record of our common stock, par value $0.01 per share (the “Common Stock”), and Senior Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, hereinafter collectively referred to as the “Capital Stock”), on that date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had outstanding 125,286,805 shares of Common Stock, each share of Common Stock being entitled to one vote on all matters presented at the Annual Meeting, and 0.74 shares of Preferred Stock entitled to vote, on an “as converted” basis, together with the Common Stock as a single class, 98,519 shares of Common Stock, for a total of 125,385,324 voting shares (collectively, the “Voting Shares”).

The presence, in person or by proxy, of the holders of shares that represent a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  A plurality of the votes cast at the Annual Meeting is required for the election of directors.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted as present in the tabulation of votes on the proposal presented to shareholders.  Broker non-votes are not counted for the purpose of determining whether a particular proposal has been approved.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us a written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a shareholder who attends the meeting need not revoke a proxy given and vote in person unless the shareholder wishes to do so. Written revocations or amended proxies should be sent to us at 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530, Attention: Corporate Secretary.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of shareholders entitled to vote at the meeting will be available for examination at the meeting at the request at or prior to the meeting by any shareholder.  To contact us, shareholders should call (516) 390-2100.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policy

Our Compensation Committee is, among other things, empowered to review and approve the annual compensation for our executive officers. This Committee has the responsibility for establishing, implementing, and monitoring our compensation strategy and policy. Among its principal duties, the Committee ensures that the total compensation of the executive officers is fair, reasonable and competitive.

Objectives and Philosophies of Compensation

The primary objective of our compensation policy, including the executive compensation policy, is to help attract and retain experienced, talented leaders who have the intelligence, drive and vision to guide our company through the ever developing landscape of its existing business, and to develop new business initiatives. This policy is designed to reward the achievement of specific annual and long-term strategic goals aligning executive performance with company growth and shareholder value. In addition, the Board of Directors strives to promote an ownership mentality among key management and the Board of Directors.

Setting Executive Compensation

The compensation policy is designed to reward performance. In measuring executive officers' contribution to us, the Compensation Committee considers numerous factors, including our growth and financial performance as measured by revenue, gross margin and net income before taxes among other key performance indicators.

Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Compensation Committee does not currently engage any consultant related to executive and/or director compensation matters, but has, in the past, retained a consultant to assist the Compensation Committee in evaluating executive compensation in light of market factors.

Stock price performance has not been a factor in determining annual compensation because the price of our Common Stock is subject to a variety of factors outside of management's control. We do not subscribe to an exact formula for allocating cash and non-cash compensation. However, a significant percentage of total executive compensation is performance-based, in order to better align the goals of executives with the goals of stockholders.

Elements of our Compensation Plan

The principal components of compensation for our executive officers are:

•      base salary;
•      performance-based incentive cash compensation;
•      right to purchase the company's stock at a preset price (stock options); and
•      retirement and other benefits.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Committee primarily considers:

•      market data;
•      internal review of the executives' compensation, both individually and relative to other officers; and
•      individual performance of the executive.

Salary levels are typically evaluated annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The Compensation Committee’s charter provides it with the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of stockholder value and allow key employees to participate in our long-term growth and profitability.

For stock-based programs, the Committee may grant participants stock options which are the only non-cash incentive currently approved by our stockholders. In granting these awards, the Committee establishes parameters such as vesting schedules and terms of the grants.

All awards of shares of our stock options are made at the market price at the time of the award. Annual awards of stock options to executives and Board members are made at the Committee's regularly scheduled or special meetings.

Stock Option Program

The Stock Option Program assists us in:

•	enhancing the link between the creation of stockholder value and long-term executive incentive compensation;
•      providing an opportunity for increased equity ownership by executives; and
•      maintaining competitive levels of total compensation.

Stock option award levels are determined based on market data, vary among participants based on their positions within our company and are granted at the Committee's regularly scheduled and special meetings. Options are awarded at the Over-the-Counter Bulletin Board closing price of our Common Stock on the date of the grant. The Committee has never granted options with an exercise price that is less than the closing price of our Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

Options granted by the Committee vest according to a variety of vesting schedules, with the Committee endeavoring to ensure that the vesting schedule has a close nexus with the performance of the executive. Vesting rights cease upon termination of employment for executives and Board members. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights.

Retirement and Other Benefits

All of our employees residing in the United States are eligible to participate in our 401(k) Retirement Plan.

401(k) Retirement Plan

In January 1995, we instituted a 401(k) Plan covering substantially all full-time employees with six months of service. Under the Plan, employees may elect to defer up to 15% of compensation (subject to certain limitations).

Employee Stock Purchase Plan

We do not currently have an established Employee Stock Purchase Plan.

Perquisites and Other Personal Benefits

We provide some executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

All employees can participate in the plans and programs described above.

Each of our employees is entitled to receive medical and dental benefits and part of the cost is funded by the employee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” for 2006 (included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, and this proxy statement) with our management.  Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that this “Compensation Discussion and Analysis” section be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, and this proxy statement.

Members of the Compensation Committee

•      Seymour G. Siegel, Chairman
•      Joel L. Gold
•      Harvey Ross

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executives, other than our Chief Executive Officer and Chief Financial Officer, as of December 31, 2006 (collectively, the “Named Executive Officers”) for services rendered to us in all capacities:

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total

Christopher G. Payan, Chief Executive Officer	2006	$275,000	-	-	-	-	-	-	$275,000

Myles S. Lewis, Chief Operating Officer	2006	$190,000	-	-	-	-	-	-	$190,000

Samuel Z. Herskowitz, Chief Marketing Officer	2006	$190,000	-	-	-	-	-	$10,000	$200,000

Brian P. Alessi, Chief Financial Officer	2006	$140,000	-	-	-	-	-	-	$140,000

Dr. Nicholas Shashati, President – VCC	2006	$140,000	-	-	-	-	-	-	$140,000

(1)	Represents annual salary paid to the executive.
(2)	Represents car allowance payments.

EMPLOYMENT AGREEMENTS

On April 2, 2007, Mr. Payan entered into an Employment Agreement with the Company, effective December 1, 2006, which provides for Mr. Payan to serve as Chief Executive Officer for a term expiring on November 30, 2009, unless sooner terminated pursuant to the provisions of the Employment Agreement.  Mr. Payan is to receive an annual base salary of $275,000.  Additionally, Mr. Payan will be eligible for an annual bonus to be determined by the Company’s Board of Directors at the end of each calendar year, receive employee benefits, receive a monthly car allowance, as well as certain other benefits defined in the Employment Agreement.

GRANTS OF PLAN-BASED AWARDS IN 2006

There were no equity-based awards granted to the Named Executive Officers nor were any non-equity awards granted with future payouts during 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding exercisable and unexercisable stock options held by each of the Named Executive Officers on December 31, 2006:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date

Christopher G. Payan	7,208,220 50,000	- -	0.14 0.26	12/29/2014 7/16/2011

Myles S. Lewis	3,314,124 50,000	- -	0.14 0.33	12/29/2014 4/26/2011

Samuel Z. Herskowitz	1,841,180 37,500 20,000 10,000	- - - -	0.14 0.33 6.31 3.25	12/29/2014 4/26/2011 12/14/2009 4/9/2009

Brian P. Alessi	920,590	-	0.14	12/29/2014

Dr. Nicholas Shashati	133,334 100,000 20,000 10,000 -	- - - - 66,666	0.16 0.33 6.31 3.25 0.16	11/22/2015 4/26/2011 12/14/2009 4/9/2009 11/22/2015
______________________________

(1)	Options become available on November 22, 2007.

OPTIONS EXERCISED AND STOCK VESTED

There were no options exercised by or stock awards that vested for the Named Executive Officers during 2006.

PENSION BENEFITS

We do not provide a pension plan for our employees.

DIRECTOR COMPENSATION

Directors who are not our employees or executive officers receive $20,000 per annum, payable in equal, quarterly installments of $5,000, $1,500 for each in person meeting, and no additional compensation for telephonic meetings or actions taken by written consent in lieu of a meeting. In the event that multiple meetings are held on the same day, directors will receive compensation for one meeting. Further, all directors are reimbursed for certain expenses in connection with their attendance at board and committee meetings.

Other than with respect to the reimbursement of expenses, directors who are our employees or executive officers will not receive additional compensation for serving as a director.

The following table represents the compensation provided by us to each of the persons who served as a director during 2006, except for Christopher G. Payan, our Chief Executive Officer, who’s compensation is set forth in the Summary Compensation Table. Mr. Payan did not receive any additional consideration for his service on the Board of Directors:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2)	All Other Compensation	Total
Alan Cohen, O.D.	$26,000	--	--	--	$26,000
Robert Cohen, O.D.	$26,000	--	--	--	$26,000
Joel L. Gold	$23,000	--	--	--	$23,000
Harvey Ross	$26,000	--	$11,808	--	$37,808
Seymour G. Siegel (1)	$36,000	--	$11,808	--	$47,808
______________________________

(1)	Mr. Siegel received an additional $10,000 during 2006 in consideration for serving as Chairman of the Audit Committee.
(2)
The amounts in this column reflect the compensation expenses recognized for the year ended December 31, 2006 in connection with the 150,000 options granted to both Mr. Ross and Mr. Siegel in April 2006.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND, MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Common Stock

The following table sets forth information, as of October 24, 2007, regarding the beneficial ownership of our Common Stock by: (i) each shareholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock; (ii) each of our directors; (iii) each of our Named Executive Officers (as said term is defined under the caption “Executive Compensation” above); and (iv) all of our directors and executive officers as a group.

The percentages in the “Percent of Class” column are calculated in accordance with the rules of the Securities and Exchange Commission, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option or warrant). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. The address of Horizons Investors Corp. is P.O. Box 221, Brooklyn, New York 11208.  The address of Joel L. Gold is c/o Andrew Garrett, 425 Park Avenue, 22nd Floor, New York, New York 10022.  The address of Nicholas Shashati is c/o Sterling VisionCare, 9625 Black Mountain Road, Suite 311, San Diego, California 92126.  The address of Lou Weisbach is c/o Teamscape, LLC, 3100 Dundee Road, Suite 704, Northbrook, IL 60062.  The address of all other persons listed below is 100 Quentin Roosevelt Boulevard, Garden City, New York 11530.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Christopher G. Payan (a) (b)	8,470,720	(1)	6.4%
Samuel Z. Herskowitz (b)	2,008,680	(2)	1.6%
Brian P. Alessi (b)	920,590	(3)	*
Dr. Nicholas Shashati (b)	263,334	(4)	*
Dr. Alan Cohen (a)	7,848,590	(5)	6.2%
Dr. Robert Cohen (a)	6,322,459	(6)	5.0%
Joel L. Gold (a)	446,500	(7)	*
Harvey Ross (a)	7,891,513	(8)	6.3%
Seymour G. Siegel (a)	300,000	(9)	*
Horizons Investors Corp.	50,526,543	(10)	40.3%
Lou Weisbach	4,085,000		3.3%
All current directors and executive officers as a group	34,472,386	(11)	25.1%
______________________
* less than 1%
(a) Director
(b) Executive officer

(1)	Includes the right to acquire 7,258,220 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(2)	Includes the right to acquire 1,908,680 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(3)	Includes the right to acquire 920,590 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(4)
Represents the right to acquire 263,334 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 66,666 shares of Common Stock upon the exercise of outstanding options that are not exercisable until November 22, 2007.

(5)
Includes (i) the right to acquire 350,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, and (ii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen (Dr. Cohen’s children, as to which Dr. Cohen disclaims beneficial ownership), but excludes 16,840,528 shares, in the aggregate, held in trust for Dr. Cohen’s minor children, Erica, Nicole, Jaclyn and Gabrielle, as beneficiaries, in respect of which Dr. Cohen is not a trustee and has no dispositive or investment authority, and as to which he disclaims beneficial ownership.

(6)
Includes the right to acquire 350,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes 16,550,104 shares, in the aggregate, owned by Dr. Cohen’s adult children, Allyson, Jeffrey and Stefanie, as to which Dr. Cohen has no dispositive or investment authority and disclaims beneficial ownership.

(7)
Includes 76,500 shares of Common Stock owned by Mr. Gold’s children and the right to acquire 370,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes an additional 5,000 shares of Common Stock owned by Mr. Gold’s wife, as to which Mr. Gold disclaims beneficial ownership.

(8)	Includes the right to acquire 300,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(9)	Represents the right to acquire 300,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(10)
Includes shares of Common Stock owned by Horizons Investors Corp., a New York corporation principally owned by Benito R. Fernandez, a former director of ours, and includes the right to acquire 100,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

(11)
Includes (i) the right to acquire 12,020,824 shares of Common Stock upon the exercise of presently exercisable, outstanding options and (ii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen (as to which Dr. Cohen disclaims beneficial ownership), but excludes the right to acquire 66,666 shares of Common Stock upon the exercise of options that are not exercisable until November 22, 2007. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 12,020,824 shares of Common Stock for which our directors and executive officers, as a group, hold currently exercisable options, have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

Senior Convertible Preferred Stock

Set forth below is the name, address, stock ownership and voting power of the sole owner of the outstanding shares of our Senior Convertible Preferred Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percent of Class
Rita Folger 1257 East 24th Street Brooklyn, NY 11210	0.74	(1)	100%

(1)	These shares are convertible into an aggregate of 98,519 shares of Common Stock; and the holder thereof will be entitled to cast that number of votes at any meeting of shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cohen’s Fashion Optical

Drs. Robert and Alan Cohen are officers and directors of Cohen’s Fashion Optical, Inc., (“CF”) and its affiliate, Real Optical, LLC.  CF, which has been in existence since 1978, owns a chain of company-operated and franchised retail optical stores doing business under the name “Cohen’s Fashion Optical.” As of August 13, 2007, CF had 73 franchised stores and 12 company-owned stores. In addition, CF also licenses to retail optical stores the right to operate under the name “Cohen’s Kids Optical” or “Ultimate Spectacle.” As of August 13, 2007, there was 1 Ultimate Spectacle store located in the State of New York; and REAL, as of such date, operated 3 stores (under the name “Cohen’s Fashion Optical”), all of which were located in New York State. CF and REAL stores are similar to our retail optical stores. CF has been offering franchises since 1979 and currently has retail optical stores in the States of Connecticut, Florida, New Hampshire, Massachusetts, New Jersey and New York. In the future, Cohen’s Fashion Optical, Cohen’s Kids Optical or Ultimate Spectacle stores may be located in additional states. As of August 13, 2007, approximately 15 CF stores were located in the same shopping center or mall as, or in close proximity to, certain of our retail optical stores. It is possible that one or more additional Cohen’s Fashion Optical stores, Cohen’s Kids Optical stores or Ultimate Spectacle stores may, in the future, be located near one or more of our retail optical stores, thereby competing directly with such of our stores.  In addition, our stores and certain of CF’s stores jointly participate, as providers, under certain third party benefit plans that either we or CF obtained, and which arrangement is anticipated to continue in the future.

In January 2002, we subleased from CF, for a term of five years, a portion of the space then being leased by CF in a building located at 100 Quentin Roosevelt Boulevard, Garden City, New York and, in connection therewith, relocated our principal executive offices to such premises. Occupancy costs were being allocated between us and CF based upon the respective square footages being occupied. Management believes that the sublease was at fair market value. Such sublease expired in November 2006.

On December 31, 2002, we refinanced certain past due amounts, owed to CF, in an effort to improve our current cash flow position. As a result, we signed a 5-year, $200,000 promissory note, in favor of CF, bearing interest at a rate of 10% per annum, and which is payable in equal monthly installments of principal and interest.

In the ordinary course of business, primarily due to the fact that the entities occupied office space in the same building, and in an effort to obtain savings with respect to certain administrative costs, we and CF will at times share in the costs of minor expenses. Management believes it has appropriately accounted for these expenses.

General Vision Services

In January 2001, General Vision Services, LLC, a Delaware limited liability company (“GVS”) located in New York City and beneficially owned, in principal part, by Drs. Robert and Alan Cohen and certain members of their respective immediate families (collectively, the “Cohen Family”), acquired substantially all of the assets of General Vision Services, Inc. As of August 13, 2007, GVS operated approximately 16 retail optical stores, principally located in New Jersey and in the New York metropolitan area, which stores are similar to retail optical stores that we operate and franchise. In addition, GVS solicits and administers third party benefit programs similar to those that we administer. GVS does not franchise any retail optical stores. It is possible that a GVS store, or another retail optical store which provides third party benefit plans administered by GVS, may now or in the future be located near one or more of our retail optical stores and may be competing directly with such store.

Furthermore, we, CF and GVS jointly participate in certain third party benefit plans, and certain of our retail optical stores, CF’s stores and GVS’ stores participate as providers under third party benefit plans that either we, CF and GVS obtained and, in all likelihood, we, CF and GVS will continue to do so in the future.

Vision World

In October 2003, Vision World, LLC, a Delaware limited liability company located in New York City and beneficially owned, in principal part, by Drs. Robert and Alan Cohen and certain members of the Cohen Family, acquired substantially all of the assets of Eyeglass Services Industries, Inc.’s third party administration business. Vision World solicits and administers third party benefit programs similar to those that we administer.  It is possible that a Vision World store, or another retail optical store which provides third party benefit plans administered by Vision World, may now or in the future be located near one or more of our retail optical stores and may be competing directly with such store.

Newtek Business Services

Christopher G. Payan, our Chief Executive Officer and a director, serves on the Board of Directors of Newtek Business Services, Inc. (“NBSI”), a company that provides various financial services to both small and mid-sized businesses.  We utilize the bank and non-bank card processing services of one of NBSI’s affiliated companies. For the years ended December 31, 2006, 2005 and 2004, we paid approximately $71,000, $66,000 and $65,000, respectively, to such affiliate for such services provided. We believe that the cost of such services were as favorable to us as those which could have been obtained from an unrelated third party.

Additionally, we obtain third party administrative services from one of NBSI’s affiliated companies. No payments are made directly to that affiliate.

Transactions Among Us and the Cohen Family

On December 31, 2003, we entered into agreements, with certain of the members of the Cohen Family (collectively, the “Subject Shareholders”), pursuant to which we and each of the Subject Shareholders agreed to, and effectuated, (a) the rescission, ab initio, of the exercise, by the Subject Shareholders, of 6,178,840 of the over-subscription rights of the Subject Shareholders (and, accordingly, of the issuance, to such Subject Shareholders, of the units associated therewith) granted to them during the 2003 shareholder rights offering (“Rights Offering”) and (b) the rescission, surrender and cancellation of all of the remaining warrants (15,784,572 in the aggregate) that were acquired by the Subject Shareholders in the Rights Offering (collectively, the “Rescission Transactions”). In connection with the Rescission Transactions, we agreed to repay each Subject Shareholder the original subscription amount of $0.04 (previously paid by each Subject Shareholder) for each of the rescinded units (together with interest at a rate of 6% per annum from the date of the original acquisition thereof), which, in the aggregate for all of the Subject Shareholders, totaled $247,154.  In October 2007, the Company repaid such amounts together with all accrued interest then due.

Recognizing that the Subject Shareholders suffered certain damages in connection with the Rescission Transactions, on December 31, 2003, (i) we and the Shareholders entered into settlement agreements with each of the Subject Shareholders, pursuant to which the Subject Shareholders released any and all claims that they may have had against us as a result of the consummation of the Rescission Transactions, and (ii) we, in consideration for such releases, granted to the Subject Shareholders, in the aggregate, new warrants to purchase 28,142,252 shares of our Common Stock.  The exercise prices of the new warrants issued to each of the Subject Shareholders ranged from $0.0465 to $0.0489. These exercise prices were calculated with the intention of allowing the Subject Shareholders to purchase our equity on substantially the same economic terms that they would have been originally entitled pursuant to the Rights Offering, but for the Rescission Transactions. The new warrants became exercisable on April 15, 2006 and were all exercised in October 2007.

Insider Transactions

In accordance with the Company’s Code of Ethics and Conduct, full disclosure of all facts and circumstances in any proposed transactions that involve, on the one had, the Company, and, on the other hand, any officer, director or other related party of this Company, are required to be disclosed, in advance, to the Company’s Audit Committee.  As set forth in the Audit Committee Charter, the Audit Committee, which consists of entirely independent members of the Board, is then charged with the responsibility of evaluating the facts and circumstances of any such proposed related party transaction.  Only upon the prior approval of the Audit Committee will any such related party transaction be permitted to proceed.  Related party transactions with the Company are reviewed on a case by case basis.

PROPOSAL 1: ELECTION OF DIRECTORS

The number of directors constituting the entire Board is currently six (6). Our directors are divided into two classes, designated as Class I and Class II, respectively, with each class having a term of two years.  During 2007, the term of the Class I Directors expires. Management proposes that Dr. Alan Cohen, and Messrs. Harvey Ross and Seymour G. Siegel, whose terms of office expire in 2007, be re-elected as Class I Directors, to serve for terms to expire at the 2009 Annual Meeting of Shareholders, in each case, until his successor is elected and qualified, or until his earlier resignation, removal or death. Unless otherwise indicated, the enclosed proxy will be voted FOR the election of such nominees. Should any of these nominees become unable to serve for any reason or will not serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees. The Board of Directors Recommends that Shareholders Vote FOR the Foregoing Nominees.

Information as to Directors and Nominees for Directors

The following table sets forth the position and offices presently held with us by each nominee for Class I Director and each Class II Director currently in office and whose term continues, his age as of October 24, 2007, and, the year each became one of our directors.

Name	Age	Positions and Offices Held	Year Became Director
Nominees to serve in Office Until 2009 Annual Meeting of Shareholders (Class I Directors):
Dr. Alan Cohen	56	Chairman of the Board	1992
Harvey Ross	68	Director	2004
Seymour G. Siegel	64	Director	2004
Directors to Continue in Office Until 2008 Annual Meeting of Shareholders (Class II Directors):
Christopher G. Payan	33	Chief Executive Officer and Director	2004
Dr. Robert Cohen	63	Director	1992
Joel L. Gold	66	Director	1995

Dr. Alan Cohen has served as one of our directors since our inception; and, as of May 31, 2002, became our Chairman of the Board of Directors.  He also served as our Chief Operating Officer from 1992 until October 1995, when he became Vice Chairman of the Board of Directors, and as our President, Chief Executive Officer and Chief Operating Officer from October 1998 through April 17, 2000, when he became President of our retail optical store division, which position Dr. Cohen resigned from on January 9, 2001.  Dr. Cohen, together with his brother, Dr. Robert Cohen, is the owner of Meadows Management, LLC (“Meadows”), which, until April 9, 2000, rendered consulting services to us.  From 1974 to the present, Dr. Alan Cohen has been engaged in the retail and wholesale optical business.  For more than 10 years, Dr. Cohen has also been a director, principal shareholder and officer of Cohen’s Fashion Optical, Inc. and its affiliates (“CF”), which currently maintains its principal offices in Garden City, New York.  Since January 15, 2001, Dr. Cohen has served as President of General Vision Services, LLC (“GVS”), and, since October 2003, has served as an officer of Vision World, LLC (“Vision World”), each of which currently maintains its principal offices in New York City.  Dr. Cohen and his brother, Dr. Robert Cohen, are also shareholders of CF and members of GVS and Vision World.  CF and GVS each engage in, among other things, the operation (and, in the case of CF, franchising) of retail optical stores similar to those that we operate and franchise.  GVS and Vision World also administer third party benefit programs similar to those that we administer.  Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses.  Dr. Cohen graduated from the Pennsylvania School of Optometry in 1972, where he received a Doctor of Optometry degree.

Harvey Ross has served as one of our directors since July 2004.  Mr. Ross was Chairman and Chief Executive Officer of Viva International Group (“Viva”) until February 2005 and has in excess of thirty-five years of experience in the optical industry.  Mr. Ross currently serves as a consultant to High Mark, the company that acquired Viva in February 2005. From 1974 through 1977, Mr. Ross served as President of Jan Optical, a retail distributor of optical frames. In 1978, Mr. Ross founded Viva, a company he grew into one of the world’s largest and most successful manufacturers and distributors of fashion eyewear in the United States and abroad, including offices in Australia, Brazil, Canada, France, Germany, Hong Kong, Italy, Japan, Mexico, Spain and the United Kingdom. Viva’s distribution of designer eyewear to more than 50 countries around the world, and throughout the U.S., include such brands as Guess, Tommy Hilfiger, Gant, Candies, Ellen Tracy, Harley Davidson, Bongo, Marc Ecko Scopes, Catherine Deneuve, Viva and Savvy. From 1989 through 2003 Mr. Ross also served as a director of several corporations including, from 1989 through 2003, Ashton Imports, a leading distributor of luxury eyewear. From 1994 through 2003, Mr. Ross served as a director of Vision Council of America, a national association for vision care and education formed to assist frame and lens manufacturers and distributors. Mr. Ross also serves as an officer and director of several real estate investment companies.

Seymour G. Siegel has served as one of our directors since July 2004.  Mr. Siegel is a certified public accountant and a principal in the Business Consulting Group of Rothstein, Kass & Company, P.C., an accounting and consulting firm. From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co., P.C., CPAs, which merged into Weiser & Co., LLP where he was a senior partner. He formed Siegel Rich Inc. in 1994, which in April 2000, became a division of Rothstein, Kass & Company, P.C. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He has served as a director and member of the Audit Committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies, all public companies. Mr. Siegel currently serves as a director and Chairman of the Audit Committee of Hauppauge Digital, Inc., Gales Industries, Inc., and is Chairman of the Audit Committee and a member of the Compensation Committee of Global Aircraft Solutions, Inc.

Christopher G. Payan joined us as our Vice President of Finance in July 2001.  In October 2001, he was appointed as our Senior Vice President, Chief Financial Officer, Secretary and Treasurer; and, on April 29, 2002, was appointed as one of our Chief Operating Officers.  On March 24, 2004, Mr. Payan was appointed to our Board of Directors and resigned as our Treasurer.  On June 7, 2004, Mr. Payan was appointed Chief Executive Officer and resigned from all of his other offices.  From March 1995 through July 2001, Mr. Payan was employed by Arthur Andersen LLP, at the time, one of the world’s largest professional services firms, where he provided various audit, accounting, operational consulting and advisory services to various small and mid-sized private and public companies in various industries.  Mr. Payan also serves on the boards of directors of Hauppauge Digital, Inc. and Newtek Business Services, Inc., both public companies, and is also an officer and director of several privately held management and real estate companies and other businesses.  Mr. Payan is a certified public accountant.

Dr. Robert Cohen had served as Chairman of our Board of Directors from our inception through April 7, 2000, when he resigned as Chairman, but not as a director.  He also served as our Chief Executive Officer from our inception until October 1995.  Dr. Cohen, together with his brother, Dr. Alan Cohen, is the owner of Meadows, which, until April 9, 2000, rendered consulting services to us.  From 1968 to the present, Dr. Robert Cohen has been engaged in the retail and wholesale optical business.  For more than 10 years, Dr. Cohen has also served as President and a director of CF, which currently maintains its principal offices in Garden City, New York.  Since January 15, 2001, Dr. Cohen has served as the Chief Executive Officer of GVS, and, since October 2003, has served as an officer of Vision World, each of which currently maintains its principal offices in New York City.  Dr. Cohen and his brother, Dr. Alan Cohen, are also shareholders of CF and members of GVS and Vision World.  CF and GVS each engage in, among other things, the operation (and, in the case of CF, franchising) of retail optical stores similar to those that we operate and franchise.  GVS and Vision World also administer third party benefit programs similar to those that we administer.  Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses.  Dr. Cohen graduated from the Pennsylvania School of Optometry in 1968, where he received a Doctor of Optometry degree.

Joel L. Gold has served as one of our directors since December 1995.  He is currently Head of Investment Banking at Andrew Garrett Inc. (“AGI”), an investment-banking firm located in New York City.  Mr. Gold has been with AGI since October 2004.  From January 2000 until September 2004, he served as Executive Vice President of Investment Banking of Berry Shino Securities, Inc., an investment-banking firm also located in New York City.  From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment-banking firm also located in New York City.  From September 1997 to January 1999, he served as a Senior Managing Director of Interbank Capital Group, LLC, an investment banking firm also located in New York City.  From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, a Managing Director of Fechtor Detwiler & Co., Inc., a representative of the underwriters for our initial public offering.  Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995.  From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. (“Bear Stearns”).  For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc.  He is currently a director, and serves on the Audit and Compensation Committees, of Geneva Financial Corp., a publicly held specialty, consumer finance company.

Board Committees

The Audit Committee of the Board of Directors is responsible for (i) recommending independent accountants to the Board, (ii) reviewing our financial statements with management and the independent accountants, (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and our independent accountants with regard to the adequacy of internal accounting controls. The members of the Audit Committee currently are Messrs. Gold, Ross and Siegel. Our Board of Directors has determined that it has an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K as promulgated by the Securities Exchange Commission. Our audit committee financial expert is Seymour G. Siegel. The directors who serve on the Audit Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. Our Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.emergingvision.com.

The Compensation Committee of the Board of Directors is responsible for, among other things, (i) determining the Chief Executive Officer’s compensation, (ii) making recommendations to the Board of Directors with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity based plans (and overseeing the activities of those responsible for administering such plans), (iii) approving any new equity compensation plan (or any material change to an existing plan) where shareholder approval has not been obtained and which is to be submitted for adoption by the shareholders and (iv) making recommendations to the Board of Directors with respect to severance or similar termination payments proposed to be made to senior management. The members of the Compensation Committee currently are Messrs. Gold, Ross and Siegel.  Our Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.emergingvision.com. The directors who serve on the Compensation Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers.

The purpose of the Nominating Committee of the Board of Directors is to (i) identify individuals qualified to become Board members and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of shareholders, and (ii) oversee the selection and composition of the Board of Directors and, as applicable, oversee the management continuity planning processes. The members of the Nominating Committee currently are Messrs. Gold, Ross and Siegel. The directors who serve on the Nominating Committee are “independent” directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. The Nominating Committee has a written charter which is available on our website at www.emergingvision.com. The Nominating Committee will consider qualified director candidates recommended by shareholders if such recommendations for director are submitted in writing to our Secretary, c/o Emerging Vision, Inc., 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530 provided that such recommendation has been made in accordance with our Amended and Restated By-Laws.

At this time, no additional specific procedures to propose a candidate for consideration by the Nominating Committee, nor any minimum criteria for consideration of a proposed nomination to the Board, have been adopted.

The Executive Committee of the Board of Directors, whose members are currently Messrs. Payan and Gold and Dr. Robert Cohen, is generally authorized to exercise the powers of the Board to the fullest extent permitted by applicable law.

Meetings

The Board held 2 meetings during the year ended December 31, 2006. The Board also acted on 1 occasion during the year ended December 31, 2006 by unanimous written consent in lieu of a meeting. The Audit Committee met 5 times during the fiscal year ended December 31, 2006.  The Compensation Committee did not meet during the fiscal year ended December 31, 2006.  The Nominating Committee met 1 time during the fiscal year ended December 31, 2006.    The Executive Committee did not meet during the fiscal year ended December 31, 2006.  No director attended fewer than 75 percent of the aggregate of (i) the total number of meetings held by the Board during the fiscal year ended December 31, 2006 and (ii) the total number of meetings held by all of the committees of the Board on which he served during the fiscal year ended December 31, 2006.

Family Relationships

Dr. Alan Cohen and Dr. Robert Cohen, two of our directors, are brothers. Except for such family relationship, there are no other family relationships among any of our executive officers and directors.

Term of Office

Each (i) Class I Director will hold office until the 2009 annual meeting of shareholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death, and (ii) Class II Director will hold office until the 2008 annual meeting of shareholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of shareholders or until his or her successor is elected or appointed and qualified.

Director Independence

The Board of Directors, based upon the listing standards of the National Association of Securities Dealers and after considering all of the relevant facts and circumstances, has affirmatively determined that our current “independent” directors are: Joel Gold, Harvey Ross and Seymour G. Siegel. Our independent directors intend to hold annually at least two (2) formal meetings independent from management and the non-independent members of the Board. The independent directors will choose a director to preside at such sessions of the independent members of the Board of Directors.

Directors’ Attendance at Annual Meetings of Shareholders

We do not have a formal policy regarding director attendance at our annual meeting of shareholders.  Christopher G. Payan was the sole member of the Board of Directors in attendance at last year’s annual meeting of shareholders.

Communication with the Board of Directors

Any shareholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Audit Committee, Emerging Vision, Inc, 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Audit Committee Report

In overseeing the preparation of our financial statements as of December 31, 2006 and for the year ended December 31, 2006, the Audit Committee met with our management to review and discuss the financial statements.  The Audit Committee has discussed with Miller, Ellen & Company, LLP, our independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards (SAS) No. 61 (Communication With Audit Committees).

The Audit Committee also discussed with Miller, Ellin & Company, LLP matters relating to its independence and the written disclosures and the letter to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, for filing with the Securities Exchange Commission.

Audit Committee

Joel L. Gold
Harvey Ross
Seymour G. Siegel

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons”, including directors, certain officers, holders of more than 10% of a registered class of our equity securities and certain trusts of which reporting persons are trustees. We are required to disclose in this proxy statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2006.

Based solely on a review of the copies of such forms furnished to us, and written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Miller, Ellin & Company, LLP was named as our independent registered public accountants effective August 7, 2002 and was selected as our independent registered public accountants with respect to the fiscal year ended December 31, 2006. We have not yet selected our auditors for the current fiscal year. Our Audit Committee will review Miller, Ellin & Company’s proposal with respect to the audit prior to making a determination regarding the engagement.

A representative of Miller, Ellin & Company, LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so, and shall be available to respond to appropriate questions.

The following is a summary of the fees billed to us by Miller, Ellin & Company LLP, our independent auditors, for professional services rendered for the years ended December 31, 2006 and 2005:

Fee Category	2006	2005

Audit Fees (1)	$117,600	$110,000
Audit-related fees	-	-
Tax fees (2)	-	-
All other fees	2,765	20,238
Total fees	$120,365	$130,238

(1)
Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the years ended December 31, 2006 and 2005.

(2)
We use a different accounting firm to prepare its consolidated federal and state tax returns in connection with IRS regulations. For the years ended December 31, 2006 and 2005, the fees billed to us for such services were $31,500 and $30,000, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

If any shareholder of ours intends to present a proposal for consideration at the 2008 annual shareholder meeting and desires to have such proposal included in the 2008 proxy statement and proxy card distributed by the Board with respect to such meeting, such proposal must have been received at our principal executive offices, a reasonable time prior to mailing of the 2008 proxy statement. Upon receipt of a proposal, we will determine whether or not to include the proposal in its 2008 proxy statement in accordance with applicable law.

The following requirements with respect to shareholder proposals and shareholder nominees to the Board of Directors are included in our Amended and Restated By-Laws.

Shareholder Proposals

For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof to our Secretary.  To be timely, such proposals must be received by our Secretary at our principal executive offices on a date which is not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, if during the prior year we did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before we mail the proxy statement for the current year.

A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such shareholder proposing such business; (c) the class and number of our shares which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. No business proposed by a shareholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement.

Shareholder Nominees

In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to our Secretary.  To be timely, a shareholder’s notice must be received at our principal executive offices not less than 50 days nor more than 75 days prior to the meeting; provided, however, if during the prior year the corporation did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a nomination for the election of director(s) has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before we mail the proxy statement for the current year.

Nominations by a shareholder shall be by written notice to our Secretary setting forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares or capital stock of ours which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the Rules and Regulations of the Securities Exchange of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of our capital stock which are beneficially owned by the shareholder.  We may require any proposed nominee to furnish other information as we may be reasonably request in order to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth herein.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530. The foregoing is only a summary of the provisions of our Amended and Restated By-Laws that relate to shareholder proposals and shareholder nominations for director. A complete copy of the Amended and Restated By-Laws is available at our offices.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than that listed as Proposal 1 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

.

By Order of the Board of Directors /s/ Christopher G. Payan Christopher G. Payan Chief Executive Officer

Garden City, New York
November 21, 2007

PROXY

This Proxy Is Solicited On Behalf Of The Board Of Directors Of

EMERGING VISION, INC.

Annual Meeting Of Shareholders: December 13, 2007

The undersigned shareholder of Emerging Vision, Inc., a New York corporation (the “Company”), hereby appoints Mr. Christopher G. Payan and  Adam M. Stahl, Esq., or either of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of the Capital Stock of Emerging Vision, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, New York 11554, at 9:00 a.m. (local time), on December 13, 2007, or any adjournment, adjournments, postponements or continuations thereof, in accordance with the instructions on the reverse side hereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” (i) each of the nominees listed in Proposal No. 1. The Proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

FOLD AND DETACH HERE

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE __X  __

1.  Election of Class I Directors (For a term expiring in 2009):

□           FOR ALL NOMINEES

□           WITHHOLD AUTHORITY FOR ALL NOMINEES

□           FOR ALL EXCEPT

(See instructions below)

NOMINEES:

□	Dr. Alan Cohen

□	Harvey Ross

□	Seymour G. Siegel

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold.

2.	The Proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

Signature of Shareholder________________________________ Date:____________________

Signature of Shareholder________________________________ Date:____________________

Note: Please sign exactly as name appears above. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

FOLD AND DETACH HERE